UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 27, 2019 (February 27, 2019)

Dean Foods Company
(Exact name of registrant as specified in its charter)

Delaware	1-12755	75-2559681
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2711 North Haskell Avenue, Suite 3400
Dallas, Texas 75204
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (214) 303-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition
Attached as Exhibit 99.1 is the registrant’s earnings release for the fourth quarter and full year of 2018, issued February 27, 2019. This release shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, or the Securities Exchange Act of 1934, as amended, except as otherwise expressly stated in such filing.

Item 5.03	Amendments to Bylaws
Bylaw Amendment
On February 25, 2019, the board of directors of the Company (the “Board”) adopted Amended and Restated Bylaws of the Company (the “Amended Bylaws”). The Amended Bylaws became effective immediately upon approval by the Board, and contain new provisions, located at Article VIII, specifying the Delaware Court of Chancery (or, if the Court of Chancery does not have jurisdiction, another state court or a federal court located within the State of Delaware) as the sole and exclusive forum for certain legal actions involving the Company unless the Company selects or consents to the selection of an alternative forum. The foregoing summary is qualified in its entirety by the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

3.1	Amended and Restated Bylaws of the Company
99.1	Earnings Release issued February 27, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEAN FOODS COMPANY

Dated: February 27, 2019	By:	/S/ JEFFERY S. DAWSON
Jeffery S. Dawson
Senior Vice President and Chief Accounting Officer